Exhibit 10.31
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF PENNSYLVANIA

DELAWARE COUNTY EMPLOYEES RETIREMENT SYSTEM and BUCKS COUNTY EMPLOYEES’ RETIREMENT SYSTEM, Individually and on Behalf of All Others Similarly Situated,
Plaintiffs,
vs.
ADAPTHEALTH CORP. f/k/a DFB HEALTHCARE ACQUISITIONS CORP., LUKE MCGEE, STEPHEN P. GRIGGS, JASON CLEMENS, FRANK J. MULLEN, RICHARD BARASCH, JOSHUA PARNES, ALAN QUASHA, TERENCE CONNORS, DR. SUSAN WEAVER, DALE WOLF, BRADLEY COPPENS, and DAVID S. WILLIAMS III,
Defendants.
Civ. Action No. 2:21-cv-03382-HB CLASS ACTION STIPULATION AND AGREEMENT OF SETTLEMENT ELECTRONICALLY FILED

This Stipulation and Agreement of Settlement, dated February 26, 2024 (the “Stipulation”), is made and entered into by and among the following: (i) lead plaintiffs Bucks County Employees’ Retirement System and Delaware County Employees Retirement System (“Lead Plaintiffs”), on behalf of themselves and the Settlement Class (as defined below); and (ii) defendants AdaptHealth Corp. (“AdaptHealth” or the “Company”), Luke McGee, Stephen P. Griggs, Jason Clemens, Frank J. Mullen, Richard Barasch, Joshua Parnes, Alan Quasha, Terence Connors, Dr. Susan Weaver, Dale Wolf, Bradley Coppens, and David S. Williams III (collectively, “Defendants”), by and through their respective undersigned counsel.1 Subject to the approval of the United States District Court for the Eastern District of Pennsylvania pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, the Settlement is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and result in the complete dismissal with prejudice of this Action (as those terms are defined below), upon and subject to the terms and conditions expressly provided herein.
I.THE ACTION
The Action is currently pending before the Honorable Harvey Bartle III in the United States District Court for the Eastern District of Pennsylvania (the “Court”). The initial complaint in the Action was filed on July 29, 2021. On October 14, 2021, the Court appointed Lead Plaintiffs and Lead Counsel.
Lead Plaintiffs’ Consolidated Complaint for Violations of the Federal Securities Laws (the “Consolidated Complaint”), filed on November 22, 2021, alleged that (i) defendant AdaptHealth, in addition to Luke McGee, Stephen P. Griggs, and Jason Clemens (the “Officer Defendants”), violated Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”); (ii) the Officer Defendants violated Section 20(a) of the Exchange Act; (iii) Defendants violated Section 11 of the Securities Act of 1933 (the “Securities Act”); (iv) defendant AdaptHealth violated Section 12(a)(2) of the Securities Act; and (v) the Officer Defendants and Frank Mullen, Richard Barasch, Joshua Parnes, Alan Quasha, Terence Connors, Dr. Susan Weaver, Dale Wolf, Bradley Coppens, and David S. Williams III violated Section 15 of the Securities Act. More specifically, Lead Plaintiffs alleged that throughout the putative class period, November 8, 2019 through July 16, 2021, inclusive, Defendants made numerous materially false and misleading statements and omissions regarding the methodology used to calculate the Company’s organic
1 All terms with initial capitalization not otherwise defined herein shall have the meanings ascribed to them in ¶1.1 through ¶1.60, below.

growth and defendant McGee’s involvement in an alleged foreign tax fraud arising from certain past private activity, which caused the price of the Company’s common stock to trade at artificially inflated prices, until the market learned of the false and misleading nature of the statements and omissions, and the Company’s stock price declined on April 13, 2021, and July 19, 2021.
On January 20, 2022, Defendants moved to dismiss the Consolidated Complaint, arguing that the Consolidated Complaint failed to allege a material false or misleading statement or omission, failed to plead facts supporting scienter, and failed to allege loss causation. On March 21, 2022, Lead Plaintiffs filed their opposition to the motion to dismiss and opposed Defendants’ request for judicial notice of certain exhibits attached to their motion to dismiss. Defendants filed their reply brief on April 15, 2022. On May 26, 2022, Lead Plaintiffs filed a Notice of Recent Authority relating to a decision from the Second Circuit Court of Appeals relevant to Lead Plaintiffs’ opposition to Defendants’ pending motion to dismiss. On June 1, 2022, Defendants filed a Response to Lead Plaintiffs’ Notice of Recent Authority that maintained that the Second Circuit case was distinguishable from the case at hand.
On June 9, 2022, the Court denied Defendants’ motion to dismiss. The Court held that the allegations in the Consolidated Complaint adequately plead a claim under Sections 10(b) and 20(a) of the Exchange Act and Sections 11, 12(a)(2) and 15 of the Securities Act for purposes of Rule 12(b)(6) of the Federal Rules of Civil Procedure. Defendants answered the Consolidated Complaint on August 5, 2022. Defendants expressly denied, and continue to deny, any and all allegations of fault, liability, wrongdoing, or damages whatsoever, including (as set forth in more detail in Section III) that they engaged in any conduct that constituted violations of Sections 10(b) and 20(a) of the Exchange Act or Sections 11, 12(a)(2) and 15 of the Securities Act and deny that Lead Plaintiffs have asserted any valid claims as to any of them.
Thereafter, the Settling Parties continued to vigorously litigate the Action. On July 15, 2022, the Court, after a conference with counsel, ordered the Settling Parties to proceed with class certification discovery and set deadlines for both class certification discovery and briefing of any class certification motion. With respect to merits discovery, the Court authorized such discovery to proceed but prohibited any merits-related depositions and declined to set any deadlines with respect to merits discovery. The Settling Parties thereafter engaged in discovery on class certification and merits issues.

The Settling Parties engaged in extensive discovery of class certification issues, including (a) document productions by Lead Plaintiffs and Lead Plaintiffs’ investment manager, (b) responses to written interrogatories by Lead Plaintiffs, (c) depositions of Lead Plaintiffs and Lead Plaintiffs’ investment manager, and (d) expert discovery, with Lead Plaintiffs and Defendants submitting a total of eight expert reports from seven experts, and six of the Settling Parties’ experts being deposed.
Defendants also produced documents and responded to written interrogatories on merits issues. In response to discovery requests, the AdaptHealth Defendants (as defined below) produced approximately 6,000 documents, totaling more than 35,000 pages, defendant McGee produced approximately 700 documents, totaling over 3,000 pages, and numerous third parties collectively produced approximately 53,000 documents totaling more than 427,000 pages.
In addition, on November 21, 2022, Lead Plaintiffs filed a motion to compel defendant McGee to produce documents regarding the tax scheme allegations pursuant to Lead Plaintiffs’ requests for production. On December 7, 2022, the Court granted Lead Plaintiffs’ motion and ordered that the documents be produced by December 30, 2022.
On March 13 and 28, 2023, Lead Plaintiffs filed motions to compel AdaptHealth and certain other Defendants to comply with the Court’s scheduling orders and respond to Lead Plaintiffs’ interrogatories. After holding a conference with counsel, the Court denied those motions without prejudice on April 11, 2023, subject to further meet and confers between Lead Plaintiffs and Defendants.
On July 28, 2022, Lead Plaintiffs filed their motion for class certification. Defendants filed a seventy-five page opposition to class certification on March 30, 2023, supported by five expert reports. Lead Plaintiffs thereafter filed a fifty-page reply brief on May 22, 2023, supported by two expert reports. Lead Plaintiffs’ motion for class certification was pending at the time the Settling Parties reached their agreement-in-principle to engage in a private mediation to settle the Action. At that time, the Settling Parties engaged a nationally recognized neutral mediator and participated in settlement discussions on multiple occasions, which included the exchange of mediation briefs, responses, and exhibits. On February 14, 2024, the Settling Parties reached an agreement-in-principle to resolve the Action. The agreement included, among other things, the Settling Parties’ agreement to settle the Action for releases and (i) a cash payment of $51,000,000, including a $1 million cash payment from defendant McGee not funded by insurance or corporate funds, for the benefit of the Settlement Class; (ii) one (1) million shares of Company common stock for the benefit of the Settlement Class; and (iii) the Corporate Governance Changes (defined below), all subject to the negotiation of the terms of a stipulation of settlement and approval by the Court. This Stipulation (together with the Exhibits attached hereto) reflects the final and binding agreement between the Settling Parties.
II.LEAD PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Lead Plaintiffs and Lead Counsel believe that the claims asserted in the Action have merit and that their investigation and discovery on the merits of these claims, to date, supports the claims alleged therein. However, Lead Plaintiffs and Lead Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action through trial and through appeals. Lead Plaintiffs and Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in the Action. Lead Plaintiffs and Lead Counsel also are mindful of the inherent problems of proof under and possible defenses to the securities law violations asserted in the Action. Lead Plaintiffs and Lead Counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon the Settlement Class. Based on their own investigation and evaluation, Lead Plaintiffs and Lead Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Lead Plaintiffs and the Settlement Class.
III.DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Throughout the Action, Defendants have expressly denied, and continue to deny, any and all of the allegations of fault, liability, wrongdoing, or damages whatsoever arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Defendants have also expressly denied, and continue to deny, among other allegations, the allegations that Lead Plaintiffs or the Settlement Class Members have suffered any damages; that Lead Plaintiffs or the Settlement Class Members were harmed by the conduct alleged in the Action or that could have been alleged in the Action; that the price of AdaptHealth Securities was artificially inflated by reason of any alleged misrepresentations, omissions, or otherwise; that Defendants acted fraudulently in any way; that Defendants made any alleged material misrepresentations or omissions; that Defendants had or failed to comply with any disclosure obligations with respect to any alleged misrepresentations or omissions; or that the alleged harm suffered by Lead Plaintiffs and other Settlement Class Members, if any, was causally linked to any alleged misrepresentations or omissions. Defendants maintain that they have meritorious defenses to class certification and all claims alleged in the Action.
Nonetheless, Defendants have concluded that further litigation of the Action, especially given the complexity of cases such as this one, would be protracted, burdensome, and expensive, and that it is desirable and beneficial to them that they secure releases to the fullest extent permitted by law and that the Action be fully and finally settled and terminated in the manner and upon the terms and conditions set forth in this Stipulation. As set forth below in ¶14.1 through ¶14.2, neither the Settlement nor any of the terms of this Stipulation shall be construed or deemed to be evidence of or constitute an admission, concession, or finding of any fault, liability, wrongdoing, or damage whatsoever or any infirmity in the defenses that Defendants have, or could have, asserted.
IV.TERMS OF THE STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Lead Plaintiffs (on behalf of themselves and each and every Settlement Class Member) and Defendants, by and through their respective undersigned counsel, that, subject to the approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the Settling Parties from the Settlement, the Action and the Released Claims shall be finally and fully compromised, resolved, discharged, settled, and released, and the Action shall be dismissed with prejudice, upon and subject to the terms and conditions of this Stipulation, as follows:

1.Definitions
As used in this Stipulation the following terms, when capitalized, shall have the meanings specified below.
1.1“Action” means the securities class action pending in this Court under the caption Delaware County Employees Retirement System, et al. v. AdaptHealth Corp. f/k/a DFB Healthcare Acquisitions Corp., et al., No. 2:21-cv-03382-HB.
1.2“Alternate Judgment” means a form of final judgment that may be entered by the Court herein but in a form other than the form of Judgment provided for in this Stipulation and where none of the Settling Parties hereto elects to terminate the Settlement by reason of such variance.
1.3“Authorized Claimant” means any Settlement Class Member who submits a valid Proof of Claim Form to the Claims Administrator that satisfies all the requirements set forth on the Proof of Claim Form in accordance with the requirements established by the Court and that is accepted for payment from the Net Settlement Fund.
1.4“AdaptHealth” or the “Company” means AdaptHealth Corp.
1.5“AdaptHealth’s Counsel” means the law firm of Willkie Farr & Gallagher LLP.
1.6“AdaptHealth Defendants” means, collectively, AdaptHealth, Stephen P. Griggs, Jason Clemens, Frank J. Mullen, Richard Barasch, Joshua Parnes, Alan Quasha, Terence Connors, Dr. Susan Weaver, Dale Wolf, Bradley Coppens, and David S. Williams III.
1.7“AdaptHealth Defendants’ Counsel” means the law firm of Willkie Farr & Gallagher LLP.
1.8“AdaptHealth Securities” means AdaptHealth common stock and exchange-traded call or put options.
1.9“AdaptHealth    Settlement    Amount”    means,    collectively,    the    AdaptHealth Settlement Cash and the Settlement Shares.

1.10“AdaptHealth Settlement Cash” means Fifty Million U.S. Dollars (U.S. $50,000,000.00) to be paid by or caused to be paid by AdaptHealth in accordance with ¶¶4.2 and 4.4 of this Stipulation.
1.11“Claim” means a Proof of Claim Form submitted by a Settlement Class Member, or on his, her, or its behalf, to the Claims Administrator.
1.12“Claimant” means a Settlement Class Member that submits a Claim to the Claims Administrator.
1.13“Claims Administrator” means Gilardi & Co. LLC.
1.14“Consolidated Complaint” means the Consolidated Complaint for Violations of the Federal Securities Laws filed by Lead Plaintiffs in the Action on November 22, 2021.
1.15“Corporate Governance Changes” means the corporate reforms referenced in Exhibit C.
1.16“Court” means the United States District Court for the Eastern District of Pennsylvania.
1.17“Defendant” or “Defendants” means individually and collectively AdaptHealth and McGee, Stephen P. Griggs, Jason Clemens, Frank J. Mullen, Richard Barasch, Joshua Parnes, Alan Quasha, Terence Connors, Dr. Susan Weaver, Dale Wolf, Bradley Coppens, and David S. Williams III.
1.18“Defendants’ Counsel” means, collectively, AdaptHealth’s Counsel, the AdaptHealth Defendants’ Counsel, and McGee’s Counsel.
1.19“AdaptHealth’s Insurers” means, collectively, the insurers that are paying, in part, the Settlement Cash.
1.20“Effective Date,” with respect to the Settlement, means the first date by which all of the events and conditions specified in ¶13.1 of this Stipulation have been met and have occurred or have been waived.
1.21“Escrow Account” means one or more accounts that are maintained to hold the Settlement Fund, which accounts shall be created, controlled, and maintained exclusively by Lead Counsel, acting as agent for Lead Plaintiffs and the Settlement Class, and shall be deemed to be in the custody of the Court and remain subject to the jurisdiction of the Court until such time as the Settlement Fund is distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court.
1.22“Escrow Agent” means Robbins Geller Rudman & Dowd LLP, or its successor(s).
1.23“Final,” with respect to any order or judgment of the Court, including the proposed Judgment or the Alternate Judgment, means that such order or judgment represents a final and binding determination of all issues within its scope and has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. Without limitation, an order or judgment becomes Final when: (a) if no appeal is filed, the expiration date of the time provided for filing or noticing any appeal under the Federal Rules of Appellate Procedure, i.e., thirty (30) days after entry of the order or judgment; or (b) if there is an appeal from the order or judgment, (i) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (ii) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to: (a) any Fee and Expense Award (as defined in ¶7.2), (b) the Plan of Allocation (as submitted or subsequently modified), or (c) the procedures for determining Authorized Claimants’ Recognized Losses (as will be defined in the Plan of Allocation) shall not in any way delay, affect, or preclude the time set forth above for the Judgment or the Alternate Judgment to become Final, or otherwise preclude the Judgment or the Alternate Judgment from becoming Final.
1.24“Final Approval Hearing” means the hearing set by the Court in the Preliminary Approval Order to consider, among other things, approval of the Settlement embodied herein.
1.25“Immediate Family Members” means children, stepchildren, parents, stepparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law. As used in this paragraph, “spouse” shall mean a husband, wife, or partner in a state-recognized domestic relationship or civil union.

1.26“Judgment” means the proposed order and final judgment to be entered by the Court approving the Settlement embodied herein, which shall be substantially in the form attached hereto as Exhibit B.
1.27“Lead Counsel” means the law firm of Robbins Geller Rudman & Dowd LLP.
1.28“Lead Plaintiffs” means Bucks County Employees’ Retirement System and Delaware County Employees Retirement System.
1.29“Lead Plaintiffs’ Counsel” means Lead Counsel and all other legal counsel who, at the direction and under the supervision of Lead Counsel, performed services on behalf of the Settlement Class in the Action.
1.30“Litigation Expenses” means the reasonable costs and expenses incurred by Lead Plaintiffs’ Counsel in connection with commencing, prosecuting, and settling the Action (which may include the costs and expenses of Lead Plaintiffs directly related to their representation of the Settlement Class), for which Lead Counsel intends to apply to the Court for payment from the Settlement Fund.
1.31“McGee” means defendant Luke McGee.
1.32“McGee’s Counsel” means Kramer Levin Naftalis & Frankel LLP.
1.33“McGee Settlement Amount” means One Million U.S. Dollars (U.S. $1,000,000.00 to be paid or caused to be paid by McGee in accordance with ¶4.4 of this Stipulation.
1.34“Net Settlement Fund” means the Settlement Fund less: (a) any attorneys’ fees awarded by the Court; (b) any Litigation Expenses awarded by the Court; (c) any Notice and Administration Costs; (d) any Taxes and Tax Expenses; and (e) any other costs or fees approved by the Court.
1.35“Notice” means the Notice of Pendency and Proposed Settlement of Class Action, which, subject to approval of the Court, shall be substantially in the form attached hereto as Exhibit A-1, which is to be sent to Settlement Class Members.
1.36“Notice and Administration Costs” means the costs, fees, and expenses that are reasonably incurred by the Claims Administrator, as described herein and in the Preliminary Approval Order, in connection with (a) providing notice of the Settlement by mail, email, publication, and other means to the Settlement Class, (b)

locating potential Settlement Class Members, (c) assisting with the submission of Claims, (d) processing Proof of Claim Forms, (e) administering the Settlement, and (f) paying fees, costs, and expenses in connection with the Escrow Account.
1.37“Person(s)” means a natural person, individual, corporation (including all divisions and subsidiaries), limited liability corporation, professional corporation, general or limited partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, estate, personal or legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity.
1.38“Plan of Allocation” means the proposed plan or formula of allocation of the Net Settlement Fund to the Authorized Claimants prepared by Lead Counsel and set forth in the Notice (or any other plan for the allocation of the Net Settlement Fund that Lead Counsel may propose).
1.39“Preliminary Approval Order” means the order to be entered by the Court preliminarily approving the Settlement embodied herein, which shall be substantially in the form attached hereto as Exhibit A.
1.40“Proof of Claim Form” means the Proof of Claim and Release form for submitting a Claim to be approved by the Court, which shall be substantially in the form attached hereto as Exhibit A-2, that a Settlement Class Member must complete and submit should that Settlement Class Member seek to share in a distribution of the Net Settlement Fund.
1.41“Released Claims” means all Released Defendants’ Claims and all Released Plaintiffs’ Claims.
1.42“Released Defendant Party” or “Released Defendant Parties” means each and all of the following: (a) each and every Defendant; (b) any and all of Defendants’ respective past, present, or future parents, affiliates, associates, subsidiaries, divisions, related entities and affiliates, professional corporations, general or limited partnerships, limited liability corporations, limited liability companies, joint ventures, associations, joint stock companies, personal or legal representatives, unincorporated associations, any other business or legal entities, controlling persons, directors, officers, shareholders, partners, principals, Immediate Family Members, heirs, estates, estate managers, trustees, trusts, executors, administrators, predecessors, successors, successors in interest, assigns, assignees, members, agents, employees, managers, representatives, indemnifiers, insurers, co-insurers, reinsurers, advisors (including financial or investment advisors), bankers, consultants, attorneys, accountants, auditors, underwriters, and entities providing fairness opinions; (c) any entity in which a Defendant has or had a controlling interest; and (d) Defendants’ Counsel.
1.43“Released Defendants’ Claims” means any and all claims, rights, causes of action, or liabilities of every nature and description whatsoever, whether known claims or Unknown Claims, whether asserted or unasserted, whether arising under federal, state, common, or foreign law, against a Releasing Plaintiff Party that are based upon, arise out of, concern, or relate in any way to the institution, prosecution, or settlement of the Action against Defendants. Released Defendants’ Claims do not include, settle, or release any claims relating to the enforcement of this Stipulation or the Settlement.
1.44“Releasing Plaintiff Party” or “Releasing Plaintiff Parties” means each and all of the following: (a) Lead Plaintiffs; (b) Lead Plaintiffs’ Counsel; (c) each and every Settlement Class Member; and (d) any and all of Lead Plaintiffs’ and each Settlement Class Member’s respective past, present, or future respective parents, affiliates, associates, subsidiaries, divisions, related entities and affiliates, professional corporations, general or limited partnerships, limited liability corporations, limited liability companies, joint ventures, associations, joint stock companies, personal or legal representatives, unincorporated associations, any other business or legal entities, controlling persons, directors, officers, shareholders, partners, principals, Immediate Family Members, heirs, estates, estate managers, trustees, trusts, executors, administrators, predecessors, successors, successors in interest, assigns, assignees, members, agents, employees, managers, representatives, indemnifiers, insurers, co-insurers, reinsurers, advisors (including financial or investment advisors), bankers, consultants, attorneys, accountants, auditors, underwriters, and entities providing fairness opinions. Releasing Plaintiff Parties do not include any Person who would otherwise be a Settlement Class Member but who validly and timely requests exclusion from the Settlement Class.
1.45“Released Plaintiffs’ Claims” means any and all claims, causes of action, demands, losses, rights, or liabilities of every nature and description whatsoever against the Released Defendant Parties, whether known claims or Unknown Claims, whether asserted or unasserted, whether arising under federal, state, common, or foreign law, whether class or individual in nature, that (a) were asserted, alleged, or set forth in Lead Plaintiffs’

Consolidated Complaint or any prior complaint filed in the Action, (b) were asserted or alleged in the Action, (c) could have been asserted, alleged, or set forth in the Consolidated Complaint or the Action or could in the future be asserted or alleged in any other action or in any other forum (including, without limitation, any federal or state court, or in any other court, arbitration proceeding, administrative agency, or other forum, in the U.S. or elsewhere) by Lead Plaintiffs, any Settlement Class Member, or any other Releasing Plaintiff Party arising out of, based upon, concerning, or relating in any way to both (i) the purchase and/or acquisition by any Settlement Class Member of AdaptHealth Securities during the Settlement Class Period, and (ii) the facts, allegations, assertions, matters, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, claims, and/or legal theories that were or could have been alleged, set forth, referred to, or involved in this Action, the Consolidated Complaint, or any prior complaint filed in this Action.
Notwithstanding the foregoing, Released Plaintiffs’ Claims do not include, settle, or release any pending claims against the Released Defendant Parties relating to non-duplicative facts, allegations, assertions, matters, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, and/or legal theories that were not and could not have been alleged, set forth, referred to, or involved in this Action, the Consolidated Complaint, or any prior complaint filed in this Action (“Unique Claims”), even if any such Unique Claim is asserted by any Lead Plaintiff or any Settlement Class Member that received compensation in connection with the Settlement. For the avoidance of doubt, the Settlement is not intended to release any Unique Claims asserted in Allegheny County Employees’ Retirement System v. AdaptHealth Corp., No. 2:23-cv-04104 in the United States District Court for the Eastern District of Pennsylvania.
Released Plaintiffs’ Claims also do not include any and all claims brought derivatively in Hessler v. AdaptHealth Corp. f/k/a DFB Healthcare Acquisitions Corp., et al., No. 2:21-cv-05335 in the United States District Court for the Eastern District of Pennsylvania, or settle, or release any claims relating to the enforcement of this Stipulation or the Settlement.
1.46“Settlement” means the resolution of the Action in accordance with the terms and conditions of this Stipulation.

1.47“Settlement Amount” means, collectively, the AdaptHealth Settlement Amount and the McGee Settlement Amount.
1.48“Settlement Cash” means, collectively, the AdaptHealth Settlement Cash and the McGee Settlement Amount, the sum of which is Fifty-One Million U.S. Dollars (U.S.
$51,000,000.00).
1.49“Settlement Class” means all Persons who purchased or otherwise acquired AdaptHealth common stock or call options on AdaptHealth common stock or sold put options on AdaptHealth common stock during the Settlement Class Period. Excluded from the Settlement Class are: (a) Defendants; (b) any Person who served as an officer or director of AdaptHealth during the Settlement Class Period; (c) the Immediate Family Members of Defendants and the excluded officers and directors; (d) any firm, trust, corporation, or other entity in which any excluded person or entity has, or had during the Settlement Class Period, a controlling interest; (e) the legal representatives, parents, subsidiaries, agents, affiliates, heirs, successors-in-interest, predecessors, or assigns of any such excluded person or entity, in their capacities as such; and (f) any Person who would otherwise be a Settlement Class Member but who validly and timely requests exclusion in accordance with the requirements set by the Court. Notwithstanding the foregoing, any AdaptHealth employee retirement, savings, or benefit plan shall not be deemed an affiliate of any Defendant, except that any Claim submitted on behalf of any AdaptHealth employee retirement, savings, or benefit plan shall be pro-rated to exclude the proportion owned by Defendants and other specifically excluded persons or entities.
1.50“Settlement Class Member” means a member of the Settlement Class.
1.51“Settlement Class Period” means the period between November 8, 2019 and July 16, 2021, inclusive.
1.52“Settlement Fund” means the Settlement Amount plus any and all interest or income earned thereon after it is deposited into the Escrow Account.
1.53“Settlement Shares” means one (1) million shares of freely tradable AdaptHealth common stock, to be issued and delivered by AdaptHealth in accordance with ¶4.6 of this Stipulation.

1.54“Settling Parties” means, collectively, Defendants and Lead Plaintiffs, on behalf of themselves and the Settlement Class.
1.55“Stipulation” means this Stipulation and Agreement of Settlement.
1.56“Settlement Notices” means, collectively, the Notice and Summary Notice.
1.57“Summary Notice” means the Summary Notice of Proposed Settlement of Class Action, which, subject to approval of the Court, shall be substantially in the form attached hereto as Exhibit A-3, to be published as set forth in the Preliminary Approval Order.
1.58“Taxes” means any and all federal, state, or local taxes, fees, levies, duties, tariffs, imposts, and other similar charges (including any estimated taxes, withholdings, interest, penalties, additions to tax and additional amounts imposed with respect thereto) on any income earned by the Settlement Fund.
1.59“Tax Expenses” means any expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and/or accountants and/or other advisors and expenses relating to the filing of or failure to file all necessary or advisable tax returns).
1.60“Unknown Claims” means (a) any and all Released Plaintiffs’ Claims that any of the Releasing Plaintiff Parties do not know or suspect to exist in his, her, their, or its favor at the time of the release of the Released Defendant Parties, which, if known by him, her, them, or it, might have affected his, her, their, or its release of the Released Defendant Parties or decision(s) with respect to the Settlement, and (b) any and all Released Defendants’ Claims that any of the Released Defendant Parties do not know or suspect to exist in his, her, their, or its favor at the time of the release of the Releasing Plaintiff Parties, which, if known by him, her, them, or it, might have affected his, her, their, or its release of the Releasing Plaintiff Parties. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date of the Settlement, the Settling Parties shall expressly waive, and each Releasing Plaintiff Party and Released Defendant Party shall, by operation of the Judgment or the Alternate Judgment, be deemed to have expressly waived, any and all provisions, rights, and benefits conferred by California Civil Code §1542 and any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
The Settling Parties acknowledge that they may hereafter discover facts, legal theories or authorities in addition to or different from those which they or their respective counsel now know or believe to be true with respect to the subject matter of the Released Plaintiffs’ Claims or Released Defendants’ Claims that, had they known, may have affected their decision to enter into this Stipulation, but they are notwithstanding this potential entering into this Stipulation and intend it to be a full, final, and permanent resolution of the matters at issue in the Action. The Settling Parties acknowledge, and each Releasing Plaintiff Party and Released Defendant Party shall, by operation of law, be deemed to have acknowledged, that the foregoing waiver and the inclusion of the “Unknown Claims” in the definition of the Released Plaintiffs’ Claims and Released Defendants’ Claims were separately bargained for and was a material element of the Settlement.
2.CAFA Notice
2.1    Defendants shall serve any notice of Settlement required pursuant to the Class Action Fairness Act of 2005 (the “CAFA Notice”), 28 U.S.C. §1715(b), within the time period set forth in said statute. Defendants are solely responsible for the costs and expenses related to the creation and service of any CAFA Notice.
2.2    Lead Counsel will request that the Final Approval Hearing be scheduled for no earlier than ninety (90) days following the deadline for Defendants to serve the CAFA Notice as stated in this paragraph. Should Defendants serve any CAFA Notice, at least seven (7) calendar days before the Final Approval Hearing, Defendants shall cause the CAFA Notice to be served on Lead Counsel and filed with the Court.
2.3    The Settling Parties further agree that any delay by Defendants in timely serving the CAFA Notice will not provide grounds for delay of the Final Approval Hearing or entry of the Judgment or the Alternate Judgment.
3.Releases
3.1    The obligations incurred pursuant to this Stipulation are in consideration of: (a) the full and final disposition of this Action as against the Defendants; and (b) the releases provided for herein.

3.2    Pursuant to the Judgment or the Alternate Judgment, without further action by anyone, upon the Effective Date, Lead Plaintiffs and each and every Releasing Plaintiff Party (a) shall be deemed to have, and by operation of law and of judgment shall have, fully, finally, and forever compromised, settled, resolved, waived, released, relinquished, discharged, and dismissed each and every one of the Released Plaintiffs’ Claims against each and every Defendant and any and all of the other Released Defendant Parties; (b) shall forever be barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute, or asserting, either directly or indirectly, the Released Plaintiffs’ Claims against each and every Defendant and any and all of the other Released Defendant Parties; and (c) shall forever be barred and enjoined from instituting, continuing, maintaining, or asserting, either directly or indirectly, on their own behalf or on behalf of any class or any other Person, any action, suit, cause of action, claim, or demand against any Person who may claim any form of contribution or indemnity from any of the Released Defendant Parties in respect of any Released Plaintiffs’ Claims. Claims to enforce the terms of this Stipulation and the Settlement are not released.
3.3    Pursuant to the Judgment or the Alternate Judgment, without further action by anyone, upon the Effective Date, Defendants and each and every Released Defendant Party (a) shall be deemed to have, and by operation of law and of judgment shall have, fully, finally, and forever compromised, settled, resolved, waived, released, relinquished, discharged, and dismissed each and every one of the Released Defendants’ Claims against Lead Plaintiffs, Lead Plaintiffs’ Counsel, each and every Settlement Class Member, and any and all of the other Releasing Plaintiff Parties; (b) shall forever be barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute, or asserting, either directly or indirectly, the Released Defendants’ Claims against Lead Plaintiffs, each and every Settlement Class Member, and any and all of the other Releasing Plaintiff Parties; and (c) shall forever be barred and enjoined from instituting, continuing, maintaining, or asserting, either directly or indirectly, on their own behalf or on behalf of any class or any other Person, any action, suit, cause of action, claim, or demand against any Person who may claim any form of contribution or indemnity from any of the Releasing Plaintiff Parties in respect of any Released Defendants’ Claims. Claims to enforce the terms of this Stipulation and the Settlement are not released.
3.4    Notwithstanding ¶3.1 through ¶3.3, nothing in the Judgment or the Alternate Judgment shall bar any action by any of the Settling Parties to enforce or effectuate the terms of this Stipulation, the Settlement, or the

Judgment or the Alternate Judgment. Nor shall anything in this Stipulation constitute a release of any action, suit, cause of action, claim or demand that Defendants have or may have against AdaptHealth’s Insurers.
4.Settlement Consideration
4.1    In consideration of the settlement of the Released Plaintiffs’ Claims against Defendants and the other Released Defendant Parties, and in accordance with ¶4.2 through ¶4.6, the AdaptHealth Settlement Amount shall be deposited or caused to be deposited into the Escrow Account by AdaptHealth, and the McGee Settlement Amount shall be deposited or caused to be deposited into the Escrow Account by McGee. The deposit of both the AdaptHealth Settlement Amount and the McGee Settlement Amount into the Escrow Account fully discharges all financial obligations under this Stipulation and in connection with the Settlement, meaning that no other Released Defendant Party shall have any obligation to pay, deliver, deposit, or otherwise provide any settlement consideration into the Escrow Account or to any Settlement Class Member under this Stipulation or in connection with this Settlement.
4.2    AdaptHealth shall pay or cause to be paid $17.8 million of the AdaptHealth Settlement Cash into the Escrow Account no later than ten (10) calendar days after the later to occur of: (a) execution of this Stipulation by all Settling Parties, or (b) the date on which the Escrow Agent provides to Defendants’ Counsel (collectively) all information necessary to effectuate a transfer of funds to the Escrow Account, including, without limitation, (i) wire transfer instructions (including bank name and ABA routing number, address, account name and number); (ii) payment address; and (iii) a complete and executed Form W-9 that reflects a valid taxpayer identification number for the Settlement Fund in which the Settlement Cash is to be deposited.
4.3    Prior to the Court entering a Preliminary Approval Order, no portion of the $17.8 million may be used for any reason. All of the $17.8 million must be held in an interest-bearing account. In the event the Court denies the Settling Parties’ request for the entry of a Preliminary Approval Order or otherwise does not enter a Preliminary Approval Order within sixty (60) days of the hearing on such motion, AdaptHealth shall have, in its sole and absolute discretion, the right to request the refund of some or all of the $17.8 million plus any accrued interest. Within ten (10) business days after written notification of such a refund request, the Escrow Agent shall refund the requested amount to AdaptHealth as directed by the written instructions of AdaptHealth. Upon the Court’s entry of a Preliminary Approval Order, all terms and conditions in this paragraph, including the interest-bearing requirement for the account or accounts comprising the Escrow Account, shall be inapplicable.

4.4    AdaptHealth shall pay or cause to be paid the remainder of the AdaptHealth Settlement Cash into the Escrow Account (i.e., $32.2 million) and McGee shall pay or cause to be paid the McGee Settlement Amount into the Escrow Account no later than fourteen (14) calendar days after entry by the Court of the Preliminary Approval Order.
4.5    McGee shall not seek reimbursement or indemnification for the McGee Settlement Amount directly or indirectly from any third party, including, without limitation, AdaptHealth, AdaptHealth’s Insurers, or any Defendant.
4.6    AdaptHealth shall issue and deliver the Settlement Shares into the Escrow Account for the benefit of the Settlement Class no later than fourteen (14) calendar days after the later to occur of: (a) the date of entry by the Court of the Final Judgment finally approving the Settlement, or (b) the date on which the Escrow Agent provides to the AdaptHealth Defendants’ Counsel all information necessary to effectuate a transfer of the Settlement Shares to the Escrow Account, notwithstanding the existence of any timely filed objections to the Settlement, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. The following terms and conditions shall apply to the issuance and delivery of the Settlement Shares:
a)All Settlement Shares shall be duly and validly issued, fully paid, non-assessable, free from all liens and encumbrances (except as set forth herein), and be approved for listing on the NASDAQ at the time of issuance, subject to notice of issuance.
b)The Settlement Shares will be issued in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended, and in accordance with any applicable state securities laws, rules, or regulations. AdaptHealth may also choose to issue the shares in reliance on an exemption under the Securities Act and register the resale of the Settlement Shares by the Escrow Account under a registration statement on Form S-3.
c)To ensure that the issuance of the Settlement Shares qualifies for the exemption provided by Section 3(a)(10) of the Securities Act, the Settling Parties and their respective counsel will take all steps necessary to comply with the conditions applicable to issuances under Section 3(a)(10) as articulated in Staff Legal Bulletin No. 3A (Jun. 18, 2008), including: (i) Settlement Class Members shall be given adequate notice of the Final Approval Hearing by Lead Counsel; (ii) the Final Approval Hearing shall be open to all Settlement Class Members; (iii) there shall be no improper impediments to the appearance by any Settlement Class Member at the Final

Approval Hearing; (iv) the Court shall be advised before the Final Approval Hearing that AdaptHealth will rely on the Section 3(a)(10) exemption based on the Court’s approval of the issuance of the Settlement Shares as part of the consideration provided in exchange for the Settlement and release of the Released Plaintiffs’ Claims; (v) the Final Approval Hearing shall include consideration of the fairness of the terms and conditions of the issuance of the Settlement Shares in exchange for the Settlement and release of the Released Plaintiffs’ Claims against the Released Defendant Parties; and (vi) the order to be entered by the Court shall approve the fairness to the Settlement Class Members of the terms and conditions of the issuance of the Settlement Shares in exchange for the Settlement and release of the Released Plaintiffs’ Claims against the Released Defendant Parties.
d)The Settlement Shares will be issued by AdaptHealth in book entry form with AdaptHealth’s Transfer Agent and be registered in the name of the Escrow Agent.
e)Following the issuance and delivery of the Settlement Shares to the Escrow Agent, neither the Escrow Agent nor the Claims Administrator shall sell, transfer or otherwise dispose of more than 250,000 Settlement Shares on any given day. Except as set forth in the preceding sentence and subject to compliance applicable securities laws, there will be no restriction on the Escrow Agent’s or Claims Administrator’s right to hold or sell the Settlement Shares as they see fit.
f)Upon delivery of the Settlement Shares to Lead Counsel’s designee, Lead Counsel shall hold the Settlement Shares as fiduciary for the benefit of the Settlement Class and, as applicable, as Court-awarded attorneys’ fees in accordance with Section IV.7 below. The Releasing Plaintiff Parties release any and all claims against the Released Defendant Parties and their agents that arise out of, relate to, or are based upon the issuance, transfer, or disposition of the Settlement Shares made in accordance with this Stipulation or distributions or sales of the Settlement Shares by Lead Plaintiffs, Lead Counsel, Lead Counsel’s designee, or any of their agents, and shall forever be barred and enjoined from prosecuting any and all such claims against any Released Defendant Party, provided, however, that the foregoing shall not alter AdaptHealth’s obligations expressly set forth herein.
g)The Escrow Agent shall provide instructions to AdaptHealth regarding the distribution of Settlement Shares. AdaptHealth shall authorize its Transfer Agent to disburse Settlement Shares in accordance with such instructions. Any such instructions given to AdaptHealth by the Escrow Agent shall be set forth in a writing signed by Lead Counsel and accompanied by such information, and in such physical or electronic medium as required by AdaptHealth’s Transfer Agent. Each of AdaptHealth and its Transfer Agent has the right to rely on the accuracy and completeness of the information provided by the Escrow Agent with respect to the issuance and distribution of the Settlement Shares. Neither any of the Released Defendant Parties which are Settling Parties hereto nor AdaptHealth’s Transfer Agent shall have any responsibility or liability regarding the accuracy or completeness of any information provided by Lead Counsel in respect to the issuance or distribution of the Settlement Shares, or any losses incurred in connection therewith.
h)During the period between the issuance of the Settlement Shares and the distribution thereof, in the event the Settlement Shares are sold or distributed to the Authorized Claimants, on any matter or at any meeting at which shareholders of AdaptHealth (or its successor entity’s) common stock are entitled to vote, the Settlement Shares shall be deemed voted (and Lead Counsel shall and shall cause its designee and AdaptHealth’s Transfer Agent to vote the Settlement Shares) in the same manner in which the majority of the outstanding shares of AdaptHealth’s common stock are actually voted.
4.7    The Settlement Amount represents the entirety of the financial obligations in connection with the Settlement, meaning that it is inclusive of any Fee and Expense Award, the attorneys’ fees and expenses of Lead Plaintiffs’ Counsel, all Notice and Administration Costs, and all Taxes and Tax Expenses. The Settlement Amount is the total, full, and final amount of all payments to be paid by, or on behalf of, Defendants to Lead Plaintiffs, Settlement Class Members, Lead Counsel, Lead Plaintiffs’ Counsel, or any other person or entity acting or purporting to act for the benefit of the Settlement Class in this Action, in connection with this Stipulation and the Settlement embodied herein.
4.8    The deposit of both the AdaptHealth Settlement Amount and the McGee Settlement Amount into the Escrow Account shall fully discharge all financial obligations in connection with the Settlement, meaning that no Released Defendant Party shall have any obligation to pay, deliver, deposit, or otherwise provide any additional settlement consideration to the Escrow Account or to any Settlement Class Member under this Stipulation or in connection with the Settlement. For the avoidance of doubt, under no circumstances shall AdaptHealth or McGee be required to contribute more to the Settlement Fund than its/his respective portion of the Settlement Amount (i.e., the AdaptHealth Settlement Amount and the McGee Settlement Amount, respectively) or make any other payments pursuant to this Stipulation or the Settlement. Furthermore, in the event the Settlement is approved and becomes Final, under no circumstances shall any Released Defendant Party be required to make any payment pursuant to this Stipulation or the Settlement or to otherwise provide any settlement consideration to the Escrow Account or the Settlement Fund.
4.9    Except as provided in this Stipulation, immediately upon deposit of any portion of the Settlement Amount into the Escrow Account, the Released Defendant Parties shall have no responsibility for, interest in, or liability whatsoever with respect to the Settlement Fund, including: (a) any act, omission, or determination by Lead Plaintiffs’ Counsel, the Escrow Agent, or the Claims Administrator, or any of their respective designees, in connection with the administration of the Settlement or otherwise; (b) the management, investment, or distribution of the Settlement Fund; (c) the Plan of Allocation; (d) the determination, administration, calculation, or payment of any Claims asserted against the Settlement Fund; (e) any loss suffered by, or fluctuation in value of, the Settlement Fund; or (f) the payment or withholding of any Taxes, Tax Expenses, legal fees, or any other costs or expenses incurred in connection with the Settlement Fund.
4.10    Upon the Effective Date, any interest earned on the Settlement Fund shall be for the benefit of the Settlement Class. If the Effective Date does not occur and the Settlement is terminated, the Settlement Fund shall be returned to AdaptHealth and/or McGee pursuant to ¶13.1 through ¶13.6 hereof.
4.11    In further consideration of the settlement of the Released Plaintiffs’ Claims against Defendants and the other Released Defendant Parties, AdaptHealth shall adopt the Corporate Governance Changes set forth in Exhibit C for a period of six (6) years from the date of enactment, the adoption of which shall occur no later than ninety (90) days following the date of entry by the Court of the Final Judgment finally approving the Settlement.
5.Use of Settlement Fund
a.The Escrow Agent Responsibilities
5.1    The Settlement Fund shall be held in the Escrow Account as provided in ¶4.2 through ¶4.6 hereof. Any portion of the Settlement Fund held in the Escrow Account shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed or returned pursuant to the terms of this Stipulation or a further order of the Court.

5.2    The Escrow Agent shall invest the Settlement Cash deposited or any funds generated through the sale of Settlement Shares pursuant to ¶4.2 through ¶4.6 hereof in United States Agency or Treasury Securities or other instruments backed by the Full Faith & Credit of the United States Government or an Agency thereof, or fully insured by the United States Government or an Agency thereof, and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates. All risks related to the investment of the Settlement Fund in accordance with the investment guidelines set forth in this paragraph shall be borne by the Settlement Fund, and Defendants and the other Released Defendant Parties shall have no responsibility for, interest in, or liability whatsoever with respect to investment decisions or the actions of the Escrow Agent, or any transactions executed by the Escrow Agent. The Escrow Agent, through the Settlement Fund, shall indemnify and hold each Defendant and each of the other Released Defendant Parties harmless for the actions of the Escrow Agent.
5.3    The Escrow Agent shall not disburse the Settlement Fund from the Escrow Account except as provided in this Stipulation or by an order of the Court. Defendants and the other Released Defendant Parties shall have no responsibility for, interest in, or liability whatsoever with respect to the actions of the Escrow Agent or any transaction executed by the Escrow Agent. The Escrow Agent shall indemnify and hold each Defendant and each of the other Released Defendant Parties harmless for any transaction executed by the Escrow Agent.
5.4    Subject to the terms and conditions of this Stipulation, the Escrow Agent is authorized to use the Settlement Fund to pay: (a) Taxes and Tax Expenses; (b) Notice and Administration Costs; and (c) any Fee and Expense Award. The balance remaining in the Settlement Fund after payment of the aforementioned items is the Net Settlement Fund and shall be distributed to the Authorized Claimants as provided herein.
5.5    Prior to the Effective Date, Lead Counsel may pay Notice and Administration Costs actually and reasonably incurred from the Settlement Fund, without further approval from Defendants and/or order of the Court. Such costs and expenses shall include, without limitation, the actual costs of printing and mailing the Notice, publishing the Summary Notice, reimbursements to nominee owners for forwarding the Notice to their beneficial owners, the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and administering the Settlement (including processing the submitted Claims), and the fees incurred, if any, by the Escrow Account. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all Notice and Administration Costs paid or incurred, including any related fees, shall not be returned or repaid to AdaptHealth, AdaptHealth’s Insurers and/or McGee in accordance with ¶13.1 through ¶13.6. Defendants and other Released Defendant Parties shall not have any responsibility for, nor any liability with respect to, any Notice and Administration Costs incurred or paid, and shall have no responsibility for, and no liability with respect to, any acts or omissions of the Claim Administrator, Lead Plaintiffs’ Counsel, or the Escrow Agent, or their respective agents with regard to any Notice and Administration Costs.
5.6    After the Effective Date, Notice and Administration Costs may be paid as incurred, without approval of Defendants or further order of the Court. Defendants and the other Released Defendant Parties shall have no responsibility for, interest in, or liability whatsoever with respect to the Notice and Administration Costs, nor shall they have any responsibility, interest in, or liability whatsoever for any claims with respect thereto. The Settlement Fund shall indemnify and hold each Defendant and each of the other Released Defendant Parties harmless for any Notice and Administration Costs.

b.    Tax Treatment of Settlement Fund
5.7    The Settling Parties agree that the Settlement Fund is intended to be at all times a “qualified settlement fund” within the meaning of Treasury Regulation §1.468B-1, and the regulations promulgated thereunder. The Settling Parties further agree that the Settlement Fund shall be established pursuant to the Court’s subject matter jurisdiction within the meaning of Treasury Regulation §1.468B-1(c)(1).
5.8    For the purpose of §1.468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” of the Settlement Fund (as defined in Treasury Regulation §1.468B-2(k)(3)) shall be the Escrow Agent. The Escrow Agent shall be solely responsible for timely and properly filing or causing to be filed all informational and other federal, state, or local tax returns necessary or appropriate for the Settlement Fund (including, without limitation, the returns described in Treasury Regulation §1.468B-2(k)). Such returns (as well as the elections described herein) shall be consistent with this ¶5.8 and in all events shall reflect that all Taxes (including any estimated Taxes, interest, or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in ¶5.11 hereof. In addition, the Escrow Agent shall timely make such elections as necessary or appropriate to carry out the provisions of this ¶5.8, including, as necessary, making the “relation-back election” (as described in Treasury Regulation §1.468B-1) to cause the “qualified settlement fund” to come into existence at the earliest permitted date, and shall take or cause to be taken all action as may be necessary or appropriate in connection therewith. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.
5.9    Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with this Stipulation and in all events shall reflect that all Taxes on the income and gains earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein.
5.10    The taxable year of the Settlement Fund shall be the calendar year in accordance with Treasury Regulation §1.468B-2(j). The Settlement Fund shall use an accrual method of accounting within the meaning of §446(c) of the IRS Code.
5.11    All (a) Taxes (including any estimated Taxes, interest, or penalties) arising with respect to the income earned by the Settlement Fund, including any Taxes or tax detriments that may be imposed upon Defendants or the other Released Defendant Parties with respect to any income earned by the Settlement Fund for any period, after the deposit of the Settlement Amount, during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal, state, or local income tax purposes, and (b) Tax Expenses (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in ¶5.8 herein) shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid, or caused to be paid, by the Escrow Agent out of the Settlement Fund without prior order from the Court. The Escrow Agent shall be authorized (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts, including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. §1.468B-2(l)(2)).
5.12    The Settling Parties agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of ¶5.7 through ¶5.11.
5.13    In all events, Defendants and the other Released Defendant Parties shall have no liability or responsibility whatsoever for the Taxes or the Tax Expenses or for the acts or omissions of the Escrow Agent or its agent with respect to Taxes or Tax Expenses. The Escrow Agent shall indemnify and hold each Defendant and each of the other Released Defendant Parties harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification).
5.14    The Settlement is not a claims-made settlement. As of the Effective Date, AdaptHealth and McGee shall not have any right to the return of the Settlement Fund or any portion thereof for any reason whatsoever, including, without limitation, the number of Claims submitted, the collective amount of Recognized Losses (as will be defined in the Plan of Allocation) of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund. Nor shall AdaptHealth, McGee, or the other Released Defendant Parties have any liability should Claims made exceed the amount available in the Settlement Fund for payment of such Claims.
6.Plan of Allocation
6.1    Following the Effective Date, the Net Settlement Fund shall be distributed to Authorized Claimants in accordance with the Plan of Allocation, provided that such Plan of Allocation, after appropriate notice thereof to the Settlement Class, has been approved by the Court in an order that has become Final.

6.2    The Plan of Allocation is a matter separate and apart from the Settlement between the Settling Parties as embodied in this Stipulation. The Plan of Allocation is not a necessary or material term of this Stipulation, and it is not a condition of the Settlement that any Plan of Allocation be approved by the Court or that any order approving a Plan of Allocation becomes Final. Any Plan of Allocation, including, but not limited to, any adjustments to an Authorized Claimant’s Claim set forth therein, is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in this Stipulation.
6.3    Defendants and Defendants’ Counsel shall have no role in the preparation of the Plan of Allocation and shall take no position with respect thereto. No Defendant or any of the other Released Defendant Parties shall have any involvement with or liability, obligation, or responsibility whatsoever for the Plan of Allocation.
6.4    Any order or proceeding, whether in this Court or any appellate court, with respect to the Plan of Allocation shall not: (a) operate to modify, terminate, or cancel this Stipulation or the Settlement; (b) modify, terminate, or impact in any way the Releases set forth herein; (c) affect or delay the validity or finality of the Judgment or Alternate Judgment, if applicable, or any other orders entered by the Court giving effect to this Stipulation; (d) affect or delay the Effective Date; (e) provide any ground or otherwise permit any Person (including Lead Plaintiffs and the other Settlement Class Members), or any of their counsel, to cancel, terminate, or withdraw from this Stipulation or the Settlement; and/or (f) affect or delay the validity of the Settlement. For the avoidance of doubt, this paragraph is not applicable to any Settlement Class Members who timely and validly request exclusion from the Settlement Class.
7.Attorneys’ Fees and Litigation Expenses
7.1    Lead Counsel may submit an application on behalf of all Lead Plaintiffs’ Counsel for an award of attorneys’ fees or payment of Litigation Expenses and any interest earned on such amounts (“Fee and Expense Application”). Lead Counsel’s Fee and Expense Application may also include a request for reimbursement to Lead Plaintiffs in connection with their representation of the Settlement Class pursuant to 15 U.S.C. §78u-4(a)(4). Lead Counsel reserves the right to make additional applications for attorneys’ fees and/or Litigation Expenses incurred in connection with this Action. Lead Counsel’s Fee and Expense Application is not the subject of any agreement between Defendants and Lead Plaintiffs other than what is set forth in this Stipulation.

7.2    The amount of attorneys’ fees and/or Litigation Expenses awarded to Lead Counsel by the Court (“Fee and Expense Award”) is within the sole discretion of the Court. Any Fee and Expense Award shall be paid to Lead Counsel solely from (and out of) the Settlement Fund, as ordered, immediately following the Court’s execution of an order approving the Settlement and the Fee and Expense Award, notwithstanding the existence of any timely filed objections thereto or to the Settlement, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to repayment obligations set forth in ¶13.5(e). Lead Counsel may thereafter allocate the awarded attorneys’ fees among Lead Plaintiffs’ Counsel in a manner in which it believes reflects the contributions of such counsel to the initiation, prosecution, and resolution of the Action.
7.3    The procedure for and the allowance or disallowance by the Court of any Fee and Expense Application and/or Fee and Expense Award is a matter separate and apart from the Settlement between the Settling Parties as embodied in this Stipulation and is not a necessary or material term of this Stipulation or a condition of the Settlement.
7.4    With the sole exception of AdaptHealth’s and McGee’s obligations to deposit or cause to be deposited their respective portions of the Settlement Amount as provided for in ¶¶4.2, 4.3, 4.4, and 4.6, neither Defendants nor any of the other Released Defendant Parties shall have any involvement with or liability, obligation, or responsibility whatsoever with respect to, any Fee and Expense Award or any other attorneys’ fees and/or Litigation Expenses incurred by or on behalf of Lead Plaintiffs, Lead Counsel, Lead Plaintiffs’ Counsel, or the Settlement Class Members. Furthermore, Defendants and the other Released Defendant Parties shall have no involvement with or liability, obligation, or responsibility whatsoever with respect to the allocation among Lead Plaintiffs’ Counsel and/or any other Person who may assert some claim thereto of any Fee and Expense Award that the Court may make in the Action.
7.5    Any order or proceeding, whether in this Court or any appellate court, with respect to the award, payment, or allocation of attorneys’ fees and/or Litigation Expenses in connection with this Action shall not: (a) operate to modify, terminate, or cancel this Stipulation or the Settlement; (b) modify, terminate, or impact in any way the Releases set forth herein; (c) affect or delay the validity or finality of the Judgment or Alternate Judgment, if applicable, or any other orders entered by the Court giving effect to this Stipulation; (d) affect or delay the Effective Date; (e) provide any ground or otherwise permit any Person (including Lead Plaintiffs, Lead Counsel,

Lead Plaintiffs’ Counsel, and the Settlement Class Members), or any of their counsel, to cancel, terminate, or withdraw from this Stipulation or the Settlement; and/or (f) affect or delay the validity of the Settlement.
8.Notice and Settlement Administration
8.1    The Claims Administrator, subject to such supervision and direction of Lead Counsel and the Court as may be necessary or as circumstances may require, shall administer and calculate the Claims submitted by Settlement Class Members, oversee distribution of the Net Settlement Fund to Authorized Claimants pursuant to the Plan of Allocation approved by the Court in an order that has become Final, and perform all claims administration procedures necessary or appropriate in connection therewith.
8.2    Lead Counsel shall be solely responsible, subject to Court approval, for notice to the Settlement Class, administration of the Settlement, and the allocation of the Settlement Amount among Settlement Class Members. Such allocation, or changes to the Plan of Allocation, shall not affect the finality of the Settlement. Other than AdaptHealth’s obligation to use its best efforts to provide or make available transfer records as provided in ¶10.2 and to issue the Settlement Shares as provided in ¶4.6 above, Defendants and the other Released Defendant Parties shall have no involvement with or liability, obligation, or responsibility whatsoever with respect to the administration of the Settlement or the actions or decisions of the Claims Administrator, and shall have no involvement with or liability, obligation, or responsibility whatsoever to the Releasing Plaintiff Parties, including Lead Plaintiffs, any other Settlement Class Members, Lead Counsel, or Lead Plaintiffs’ Counsel, with respect to such administration, including, but not limited to: (a) any act, omission, or determination by Lead Counsel, the Escrow Agent, and/or the Claims Administrator, or any of their respective designees or agents, in connection with the administration of the Settlement or otherwise; (b) the management or investment of the Settlement Fund or the Net Settlement Fund; (c) the distribution of the Net Settlement Fund; (d) the Plan of Allocation; (e) the determination, administration, calculation, or payment of any Claims asserted against the Settlement Fund; (f) any losses suffered by, or fluctuations in value of, the Settlement Fund; or (g) the payment or withholding of any Taxes or Tax Expenses.
8.3    The Settlement Fund shall be applied as follows:
(a)to pay all Notice and Administration Costs;
(b)to pay the Taxes and Tax Expenses;

(c)to pay any Fee and Expense Award; and
(d)after the Effective Date, to distribute the Net Settlement Fund to Authorized Claimants as provided by this Stipulation, the Court-approved Plan of Allocation, and/or the orders of the Court.
8.4    The Claims Administrator shall mail the Notice to those Settlement Class Members who may be identified through the transfer records provided by AdaptHealth pursuant to ¶10.2, and to all other Settlement Class Members who can be reasonably identified, and shall publish the Summary Notice, pursuant to the terms of the Preliminary Approval Order.
8.5    Within one hundred-twenty (120) calendar days after the mailing of the Notice or such other time as may be set by the Court, each Settlement Class Member shall be required to submit to the Claims Administrator a completed Proof of Claim Form, substantially in the form of Exhibit A-2 attached hereto, signed under penalty of perjury and supported by such documents as are specified in the Proof of Claim Form. The Claims Administrator, under the supervision of Lead Counsel, shall determine, in accordance with this Stipulation and the approved Plan of Allocation, the extent, if any, to which each Claim shall be allowed, subject to review by the Court pursuant to ¶8.9 below.
8.6    The Claims Administrator shall receive Claims and determine, first, whether the Claim is a valid Claim in whole or part and, second, each Authorized Claimant’s share of the Net Settlement Fund based upon the Plan of Allocation approved by the Court. Neither Defendants nor any of the Released Defendant Parties shall be permitted to review, contest, or object to any Proof of Claim Form or any decision of the Claims Administrator or Lead Counsel with respect to accepting or rejecting any Proof of Claim Form or Claim for payment by a Settlement Class Member.
8.7    All Settlement Class Members who fail to timely submit a valid Proof of Claim Form within the period specified in ¶8.5, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to this Stipulation and the Settlement set forth herein. Notwithstanding the foregoing, Lead Counsel shall have the discretion (but not an obligation) to accept late-submitted Claims for processing by the Claims Administrator so long as the distribution of the Net Settlement Fund to Authorized Claimants is not materially delayed thereby. No Person shall have any claim against Lead Plaintiffs, Lead Plaintiffs’ Counsel, the Claims Administrator, or any Settlement Class Member by reason of the exercise or non-exercise of such discretion.

8.8    Proof of Claim Forms that do not meet the submission requirements may be rejected. Prior to rejecting a Proof of Claim Form in whole or in part, the Claims Administrator shall communicate with the Claimant in writing to give the Claimant the chance to remedy any curable deficiencies in the Proof of Claim Form submitted. The Claims Administrator, under the supervision of Lead Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Claims the Claims Administrator proposes to reject in whole or in part for curable deficiencies, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose Claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of ¶8.9 below.
8.9    If any Claimant whose timely Claim has been rejected in whole or in part for curable deficiency desires to contest such rejection, the Claimant must, within twenty (20) calendar days after the date of mailing of the notice required in ¶8.8 above, or a lesser period of time if the Claim was untimely, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a Claim cannot be otherwise resolved, Lead Counsel shall thereafter present the Claimant’s request for review to the Court.
8.10    Except as otherwise ordered by the Court, all Claimants shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s Claim, including, but not limited to, all releases provided for herein and in the Judgment, and the Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to the Claimant’s status as a Settlement Class Member and the validity and amount of the Claimant’s Claim. In connection with processing the Proof of Claim Form, no discovery shall be allowed on the merits of the Action or the Settlement. All proceedings with respect to the administration, processing and determination of Claims and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of Claims, shall be subject to the jurisdiction of the Court, but shall not, in any event, delay or affect the finality of the Judgment. All Settlement Class Members, other Claimants, and Settling Parties expressly waive their right to trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations.
8.11    Except as otherwise ordered by the Court, all Settlement Class Members who do not request to be excluded from the Settlement Class (including those who fail to submit a timely Claim, Claimants whose Claims are rejected, and Authorized Claimants) will, in all other respects, be subject to and bound by all of the terms of the Settlement, including the terms of the Judgment or the Alternate Judgment to be entered in this Action and the releases provided for herein, and will be permanently barred and enjoined from bringing any action, claim, or other proceeding of any kind against the Released Defendant Parties concerning any Released Plaintiffs’ Claims.
8.12    Following the Effective Date, the Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with the Plan of Allocation approved by the Court. No distributions will be made to Authorized Claimants who would otherwise receive a distribution of less than $10.00. If there is any balance remaining in the Net Settlement Fund after a reasonable period of time after the date of the distribution of the Net Settlement Fund, Lead Counsel shall, if feasible, reallocate such balance among Authorized Claimants who negotiated the checks sent in the initial distribution and who would receive a minimum of $10.00. These redistributions shall be repeated until the balance remaining in the Net Settlement Fund is de minimis. Any de minimis balance that still remains in the Net Settlement Fund after such reallocation(s) and payments, which is not feasible or economical to reallocate, shall be donated to the Investor Protection Trust.
8.13    The Released Defendant Parties shall have no responsibility for, interest in, or liability whatsoever with respect to the distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of Claims, the payment or withholding of Taxes or Tax Expenses, or any losses incurred in connection therewith. No Person shall have any claim of any kind against the Released Defendant Parties with respect to the administration or distribution of the Settlement Fund and the related matters set forth herein; and the Releasing Plaintiff Parties release the Released Defendant Parties from any and all liability and claims arising from or with respect to such matters.
8.14    No Person shall have any claim against the Released Defendant Parties, the Releasing Plaintiff Parties, the Claims Administrator, or any other Person designated by Lead Counsel based on the administration, processing and determination of Claims made substantially in accordance with this Stipulation, the approved Plan of Allocation, or further order(s) of the Court.
8.15    All proceedings with respect to the administration, processing and determination of Claims and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of Claims, shall be subject to the jurisdiction of the Court.
9.Objections and Requests for Exclusion
9.1    Pursuant to the terms and subject to the conditions set forth in the Preliminary Approval Order, any Settlement Class Member may appear at the Final Approval Hearing and show cause why the proposed

Settlement embodied herein should not be approved as fair, reasonable and adequate and in the best interests of the Settlement Class, or why the Judgment should not be entered thereon. Any Settlement Class Member may appear at the Final Approval Hearing and show cause why the Plan of Allocation or Lead Counsel’s Fee and Expense Application should not be approved. Any Settlement Class Member may appear at the Final Approval Hearing to express support for the Settlement, Plan of Allocation, or Fee and Expense Application.
9.2    Pursuant to the terms and subject to the conditions set forth in the Preliminary Approval Order, any putative Settlement Class Member except Lead Plaintiffs may request to be excluded from the Settlement Class.
9.3    The Claims Administrator shall scan and electronically send copies of all requests for exclusion in PDF format (or such other format as shall be agreed) to AdaptHealth’s Counsel and to Lead Counsel as expeditiously as possible, and in any event, and not more than five (5) days after receipt by the Claims Administrator. However, if the Claims Administrator receives any requests for exclusion within fourteen (14) days of the Final Approval Hearing, it shall scan and electronically send copies of those requests to AdaptHealth’s Counsel and to Lead Counsel as expeditiously as possible, and, in any event, not more than two (2) calendar days after receipt by the Claims Administrator.
10.Preliminary Approval of the Settlement
10.1    As soon as practicable following execution of this Stipulation, Lead Counsel shall submit this Stipulation together with the Exhibits annexed hereto to the Court and shall move for preliminary approval of the Settlement embodied herein, certification of the Settlement Class for settlement purposes only, authorization to provide notice of the Settlement to the Settlement Class, approval of the contents and method of distribution of the Notices and the Proof of Claim Form, and scheduling of the Final Approval Hearing after notice is given to the Settlement Class and no earlier than ninety (90) days following any deadline for Defendants to serve the CAFA Notice as set forth in ¶2.1 through ¶2.3. Concurrently with the motion for preliminary approval, Lead Plaintiffs shall apply to the Court for, and Defendants shall agree to, entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit A.
10.2    Within ten (10) business days after entry of the Preliminary Approval Order, AdaptHealth shall use its best efforts to provide or cause to be provided to the Claims Administrator, at no cost to Lead Plaintiffs or the Settlement Class, reasonably available transfer records in electronic searchable form, such as Excel, containing the names, addresses, and email addresses (if available) relating to the identity of any purchasers of AdaptHealth common stock during the Settlement Class Period. It shall be solely Lead Counsel’s responsibility to disseminate the Notice and Summary Notice to the Settlement Class in accordance with this Stipulation and as ordered by the Court. Settlement Class Members shall have no recourse as to the Lead Plaintiffs, Lead Plaintiffs’ Counsel, Defendants or the other Released Defendant Parties with respect to any claims they may have that arise from any failure of the notice process made substantially in accordance with this Stipulation, or order(s) of the Court.
10.3    At or after the Final Approval Hearing, Lead Counsel will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.
11.Judgment Approving the Settlement
11.1    If the Settlement embodied in this Stipulation is approved by the Court, Lead Counsel, with Defendants’ consent, shall request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit B.
12.Termination Rights
12.1    Defendants and Lead Plaintiffs shall each have the right to terminate the Settlement by providing written notice of their election to do so (“Termination Notice”) to the other Settling Parties to this Stipulation within thirty (30) days of the date on which any of the following occur: (a) the Court’s final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s final refusal to approve this Stipulation or any material part thereof; (c) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; (d) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Third Circuit or the United States Supreme Court; (e) the date upon which an Alternate Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Third Circuit or the United States Supreme Court; or (f) the failure of the Effective Date to occur for any reason, and the provisions of ¶¶13.3, 13.5, and 13.6 below shall apply. Notwithstanding the foregoing, any order or proceeding, whether in this Court or any appellate court, with respect to a Fee and Expense Application or Fee and Expense Award shall not be considered necessary or material to the Settlement, shall not be considered a condition of Settlement, shall not affect the finality of any Judgment or the Alternate Judgment and shall not be grounds for termination of the Settlement.

12.2    In addition to the grounds set forth in ¶12.1 above, AdaptHealth shall have, in its sole and absolute discretion, the right to terminate the Settlement and render it null and void in the event that Settlement Class Members timely and validly requesting exclusion from the Settlement Class meet the conditions set forth in a separate confidential agreement (the “Supplemental Agreement”) executed between Lead Plaintiffs and AdaptHealth, by and through their counsel concurrently herewith. Lead Plaintiffs and AdaptHealth agree to maintain the confidentiality of the Supplemental Agreement, which is being executed concurrently herewith. The Supplemental Agreement shall not be filed with the Court and its terms shall not be disclosed in any other manner (other than the statements herein and in the Notices, to the extent necessary, or as otherwise provided in the Supplemental Agreement) unless the Court otherwise directs or a dispute arises between Lead Plaintiffs and AdaptHealth concerning its interpretation or application; provided, however, that if the Supplemental Agreement is submitted to the Court, Lead Plaintiffs and AdaptHealth will seek to have the Supplemental Agreement submitted to the Court in camera or filed under seal. Notwithstanding the foregoing, AdaptHealth may include a redacted copy of the Supplemental Agreement with any CAFA Notice.
12.3    In addition to the grounds set forth in ¶12.1 above, Lead Plaintiffs shall also have the right to terminate the Settlement in the event that the Settlement Amount is not timely deposited as provided for in ¶¶4.2, 4.3, 4.4, and 4.6, but only if: (a) Lead Counsel has notified Defendants’ Counsel in writing of its intention to terminate the Settlement, and (b) the entire Settlement Amount is not paid within five (5) business days after Lead Counsel has provided such written notice.
12.4    The termination rights set forth herein are not intended to limit or impair the Settling Parties’ rights under the law of contracts of the Commonwealth of Pennsylvania with respect to any breach of this Stipulation.
13.Conditions of Settlement and Effect of Disapproval, Cancellation, or Termination
13.1    The Effective Date of the Settlement shall be deemed to have occurred upon the occurrence or waiver of all of the following events:
(a)the Court has entered the Preliminary Approval Order, substantially in the form set forth in Exhibit A;
(b)the Settlement Amount has been deposited into the Escrow Account;

(c)Defendants have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation, including pursuant to the Supplemental Agreement, and the time to exercise such termination rights has expired;
(d)Lead Plaintiffs have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation and the time to exercise their termination rights have expired;
(e)the Court has approved the Stipulation and the Settlement embodied herein, following the provision of notice to the Settlement Class and a Final Approval Hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and
(f)the Court has entered the Judgment, substantially in the form set forth in Exhibit B, and the Judgment has become Final; or the Court has entered an Alternate Judgment, and neither Lead Plaintiffs nor any Defendant seek to terminate the Settlement and the Alternate Judgment has become Final.
13.2    If the conditions specified in ¶13.1 hereof are met and the Effective Date has occurred, no portion of the Settlement Fund will be returned to AdaptHealth, McGee, or any other Person funding the Settlement Amount, irrespective of the number of Claims filed, the collective amount of losses of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund.
13.3    If the conditions specified in ¶13.1 hereof are not met, then the Settlement shall be canceled and terminated pursuant to ¶12.1 through ¶12.4 hereof unless Defendants and Lead Plaintiffs mutually agree in writing to proceed with the Settlement.
13.4    Upon the Effective Date, any and all remaining interest or right of AdaptHealth, AdaptHealth’s Insurers, or McGee in or to the Settlement Fund, if any, shall be absolutely and forever extinguished and the Releases herein shall be effective.
13.5    If (i) Defendants exercise their right to terminate the Settlement as provided in this Stipulation; (ii) Lead Plaintiffs exercise their right to terminate the Settlement as provided in this Stipulation; (iii) the Court disapproves the Settlement; (iv) the Judgment or the Alternate Judgment is reversed or vacated or altered following any appeal taken therefrom, or is successfully collaterally attacked; or (v) the Effective Date as to the Settlement otherwise fails to occur, then:
a)The Settlement and relevant portions of this Stipulation shall be canceled and terminated.
b)Lead Plaintiffs and Defendants shall revert to their respective positions in the Action as of May 25, 2023.
c)The terms and provisions of this Stipulation, with the exception of ¶¶1.1-1.60, 5.1-5.3, 5.7-5.14, 13.1-13.5, 14.1-14.2, and 15.16 hereof, shall have no further force and effect with respect to the Settling Parties and shall not be used in this Action or in any other proceeding, litigation, or investigation for any purpose, and any judgment or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.
d)Within ten (10) business days after written notification of such event is sent by AdaptHealth’s Counsel, McGee’s Counsel, or Lead Counsel to the Escrow Agent, the Settlement Fund (including accrued interest), less Taxes, Tax Expenses, and Notice and Administration Costs actually incurred, paid, or payable pursuant to ¶5.5 and/or ¶5.11 hereof, or are chargeable to the Settlement Fund pursuant to ¶5.5 and/or ¶5.11 hereof, shall be refunded by the Escrow Agent to AdaptHealth and McGee. The Escrow Agent or its designee shall apply for any tax refund owed on the Settlement Fund and pay the proceeds, after deducting any fees or expenses incurred in connection with such application(s), to AdaptHealth and McGee in the same manner as the Settlement Fund described in this ¶13.5.
e)If any portion of the Fee and Expense Award has been paid out of the Settlement Fund, then Lead Counsel, including its partners and/or shareholders, and such other Lead Plaintiffs’ Counsel, including their law firms, partners, and/or shareholders, and/or Lead Plaintiffs, to the extent they have received any portion of the Fee and Expense Award, shall, within ten (10) business days from receiving notice from AdaptHealth’s Counsel or McGee’s Counsel or from a court of appropriate jurisdiction, refund or repay to the Settlement Fund all such fees and expenses previously paid to them from the Settlement Fund plus the interest earned thereon. Any refunds or payment required pursuant to this ¶13.5(e) shall be the several obligation of Lead Plaintiffs’ Counsel, including their partners, shareholders, and/or members, and/or Lead Plaintiffs, to the extent they have received any portion of the Fee and Expense Award, to make appropriate refunds or repayments to the Settlement Fund. As a condition of receiving such fees and expenses, Lead Plaintiffs’ Counsel, on behalf of themselves and their partners, shareholders, and/or members, and Lead Plaintiffs, agree that Lead Counsel and each of their partners, shareholders, and/or members, and Lead Plaintiffs are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph and are severally liable for the full amount of all fees, expenses, and costs paid from the Settlement Fund. Without limitation, Lead Plaintiffs’ Counsel and their partners, shareholders, and/or members, and Lead Plaintiffs agree that the Court may, upon application of AdaptHealth or McGee and notice to Lead Plaintiffs’ Counsel, summarily issue orders, including, but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, should they fail to timely repay fees and expenses pursuant to this paragraph.
13.6    In the event that the Effective Date does not occur, or the Judgment or the order making the Fee and Expense Award is reversed or modified, or this Stipulation is cancelled or terminated for any other reason, and such reversal, modification, cancellation or termination becomes Final and not subject to review, and in the event that the Fee and Expense Award has been paid to any extent, then Lead Counsel, including its partners and/or shareholders, and such other Lead Plaintiffs’ Counsel, including their law firms, partners, and/or shareholders, and Lead Plaintiffs who have received any portion of the Fee and Expense Award shall, within five (5) business days from receiving notice from AdaptHealth’s Counsel, McGee’s Counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund all such fees and expenses previously paid to them from the Settlement Fund plus interest thereon at the same rate as earned by the Settlement Fund in an amount consistent with such reversal, modification, cancellation or termination. Any refunds or payment required pursuant to this ¶13.6 shall be the several obligation of Lead Plaintiffs’ Counsel, including their partners, shareholders, and/or members, and Lead Plaintiffs that received fees or expenses to make appropriate refunds or repayments to the Settlement Fund. As a condition of receiving such fees and expenses, Lead Plaintiffs’ Counsel, on behalf of themselves and their partners, shareholders, and/or members, and Lead Plaintiffs, agree that Lead Counsel and each of their partners, shareholders, and/or members, and Lead Plaintiffs are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph and are severally liable for the full amount of all fees, expenses, and costs paid from the Settlement Fund. Without limitation, Lead Plaintiffs’ Counsel and their partners, shareholders, and/or members, and Lead Plaintiffs agree that the Court may, upon application of AdaptHealth or McGee and notice to Lead Plaintiffs’ Counsel, summarily issue orders, including, but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, should they fail to timely repay fees and expenses pursuant to this paragraph.
14.No Admission of Wrongdoing
14.1    Defendants expressly deny any liability with respect to the matters alleged in the Consolidated Complaint. Defendants have denied and continue to deny, among other allegations, the allegations that Lead Plaintiffs or the Settlement Class Members have suffered any damages; that Lead Plaintiffs or the Settlement Class Members were harmed by the conduct alleged in the Action or that could have been alleged in the Action; that the price of AdaptHealth Securities was artificially inflated by reason of any alleged misrepresentations, omissions, or otherwise; that Defendants acted fraudulently in any way; that Defendants made any alleged material misrepresentations or omissions; that Defendants had or failed to comply with any disclosure obligations with respect to any alleged misrepresentations or omissions; or that the alleged harm suffered by Lead Plaintiffs and other Settlement Class Members, if any, was causally linked to any alleged misrepresentations or omissions. In addition, Defendants maintain that they have meritorious defenses to class certification and all claims alleged in the Action. Nonetheless, Defendants have concluded that further litigation of the Action, especially given the complexity of cases such as this one, would be protracted, burdensome, and expensive, and that it is desirable and beneficial to them that they secure releases to the fullest extent permitted by law and that the Action be fully and finally settled and terminated in the manner and upon the terms and conditions set forth in this Stipulation.
14.2    Neither the Settlement, this Stipulation (whether or not consummated), including the Exhibits hereto and the Plan of Allocation, the negotiations leading to the execution of this Stipulation and the Settlement, nor any proceedings, communications, drafts, documents or agreements taken pursuant to or in connection with this Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith):
(a)shall be offered or received against any of the Released Defendant Parties as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendant Parties of the truth of any allegations by Lead Plaintiffs or any Settlement Class Member or the validity, or lack thereof, of any claim that has been or could have been asserted in the Action, or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, including, but not limited to, litigation of the Released Plaintiffs’ Claims, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Released Defendant Parties;
(b)shall be offered or received against any of the Released Defendant Parties as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendant Parties of any fault, misrepresentation, or omission with respect to any statement or written document approved or made by any Released Defendant Party, or against any Releasing Plaintiff Party as evidence of any infirmity in the claims of Lead Plaintiffs or the other Settlement Class Members;
(c)shall be offered or received against any of the Releasing Plaintiff Parties as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission that any of Lead Plaintiffs’ or the Settlement Class’s claims are without merit, that any of the Released Defendant Parties had meritorious defenses, or that damages recoverable under the Consolidated Complaint would not have exceeded the Settlement Amount;
(d)shall be offered or received against any of the Released Defendant Parties or Releasing Plaintiff Parties as evidence or construed as or deemed to be evidence of any presumption, concession, or admission with respect to liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Released Defendant Parties or Releasing Plaintiff Parties in any arbitration proceeding or other civil, criminal, or administrative action or proceeding; and/or
(e)shall be construed against any of the Released Defendant Parties or Releasing Plaintiff Parties as evidence of a presumption, concession, or admission that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial in the Action or in any proceeding;
(f)provided, however, that, notwithstanding the foregoing, if this Stipulation is approved by the Court, the Settling Parties and the other Released Defendant Parties and Releasing Plaintiff Parties may file or refer to this Stipulation to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.
15.Miscellaneous Provisions
15.1    The Settling Parties agree to fully cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation, including in seeking Court approval of the Preliminary

Approval Order. The Settling Parties further agree to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.
15.2    Pending approval of the Court of the Settlement, all proceedings in this Action shall be stayed and Lead Plaintiffs and all Settlement Class Members shall be barred and enjoined from, other than for those matters necessary to implement and effectuate the Settlement itself: (a) taking any steps to prosecute any of the Released Plaintiffs’ Claims against any of the Released Defendant Parties; and (b) initiating or participating in any proceedings asserting any of the Released Plaintiffs’ Claims against any of the Released Defendant Parties. Also, Lead Plaintiffs shall not take any discovery relating to the Settlement, often referred to as confirmatory discovery, including, but not limited to, document discovery and depositions, and will not seek Court permission or undertake other efforts to do so.
15.3    The Settling Parties intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Lead Plaintiffs and any other Settlement Class Member against the Released Defendant Parties with respect to the Released Plaintiffs’ Claims. The Settlement compromises all claims that were or are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. No Settling Party will deny that the Action was commenced, litigated, and resolved in good faith and in a manner that comports with Rule 11 of the Federal Rules of Civil Procedure (“Rule 11”). No Settling Party will assert any violation of Rule 11 or any similar law, rule or regulation relating to the litigation of the Action, including, but not limited to, the institution, prosecution, defense, or settlement of the Action. The Judgment will contain a finding that, during the course of the Action, the Settling Parties and their counsel at all times complied with the requirements of Rule 11. No Settling Party will object to any finding by the Court in the Judgment, Alternate Judgment, or otherwise that the Settling Parties and their respective counsel have complied in all respects with the requirements of Rule 11 in connection with the institution, prosecution, defense, and settlement of the Action. The Settling Parties agree that the Settlement Amount and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Settling Parties, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

15.4    The Settling Parties agree to take no action with respect to the Settlement that is intended to, or that would be reasonably expected to, harm the reputation of the other Settling Party (including the Settling Party’s officers, directors, employees, agents or attorneys) or that would reasonably be expected to lead to unfavorable publicity for any other Settling Party.
15.5    The Settling Parties and their counsel agree not to assert in any statement made to any media representative (whether or not for attribution) that the Action was commenced or prosecuted by Lead Plaintiffs or defended by Defendants in bad faith or without a reasonable basis, nor will they deny that the Action was commenced and prosecuted and defended in good faith and is being settled voluntarily after consultation with competent legal counsel. In all events, the Settling Parties and their counsel shall not make any accusations of wrongful or actionable conduct by any party concerning the prosecution, defenses and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged, to the media or otherwise. The Settling Parties reserve their right to rebut, in a manner that such Settling Party determines to be appropriate, any contention made in any public forum regarding the Action, including that the Action was brought or defended in bad faith or without a reasonable basis. For the avoidance of doubt, the Defendants retain their right to deny that the claims and allegations asserted in the Action were meritorious.
15.6    This Stipulation and the Exhibits attached hereto together with the Supplemental Agreement constitute the entire agreement among the Settling Parties as to the subject matter hereof. This Stipulation and the Supplemental Agreement supersede any prior or contemporaneous written or oral agreements or understandings between the Settling Parties, and no representations, warranties, or inducements have been made to any Settling Party concerning this Stipulation, its Exhibits, or the Supplemental Agreement, other than the representations, warranties, and covenants contained and memorialized in such documents.
15.7    All of the Exhibits attached hereto and the Supplemental Agreement are fully incorporated by reference as if fully set forth herein and are material terms. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any Exhibit attached hereto, the terms of this Stipulation shall prevail.
15.8    This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties, including any and all Released Defendant Parties.

15.9    All time periods set forth in this Stipulation shall be computed in calendar days, unless expressly provided otherwise, and pursuant to the terms of Rule 6(a) of the Federal Rules of Civil Procedure.
15.10    The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
15.11    The administration, consummation and enforcement of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Settling Parties intend that the Court retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, inter alia, entering orders providing for any Fee and Expense Award, the approval of the Plan of Allocation and enforcing the terms of the Settlement. All Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Stipulation and matters related to the Settlement.
15.12    All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed duly given (a) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (b) seven (7) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:
If to Lead Plaintiffs or to Lead Counsel:
ROBBINS GELLER RUDMAN & DOWD LLP
ELLEN GUSIKOFF STEWART
655 West Broadway, Suite 1900 San Diego, CA 92101
If to AdaptHealth, any AdaptHealth Defendant, AdaptHealth’s Counsel or the AdaptHealth Defendants’ Counsel:
WILLKIE FARR & GALLAGHER LLP
TODD G. COSENZA
787 Seventh Avenue New York, NY 10019
If to McGee or McGee’s Counsel:
KRAMER LEVIN NAFTALIS & FRANKEL LLP
DANI R. JAMES
1177 Avenue of the Americas New York, NY 10036
15.13    Unless otherwise provided, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation without further order of the Court.

15.14    No opinion or advice concerning the tax consequences of the Settlement to individual Settlement Class Members is being given or will be given by the Settling Parties or their counsel nor is any representation or warranty in this regard made by virtue of this Stipulation. Settlement Class Members will be directed to consult their own tax advisors regarding the tax consequences of this Stipulation, and the Settlement embodied herein, and any tax reporting obligations they might have with respect to it. Each Settlement Class Member’s tax obligations, and the determination thereof, are the sole responsibility of the Settlement Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each Settlement Class Member, and the Released Defendant Parties shall have no liability for such taxes, penalties or interest.
15.15    All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.
15.16    Except as otherwise provided herein, each Settling Party shall bear his, her, or its own fees and costs.
15.17    Lead Counsel, on behalf of the Settlement Class, is expressly authorized by Lead Plaintiffs to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to this Stipulation to effectuate its terms and also is expressly authorized to enter into any modifications or amendments to this Stipulation on behalf of the Settlement Class which it deems appropriate.
15.18    This Stipulation, along with its Exhibits and the Supplemental Agreement, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of both Lead Plaintiffs and Defendants (or their successors-in-interest).
15.19    The waiver by one Settling Party of any breach of this Stipulation by any other party shall not be deemed a waiver by any other Settling Party or a waiver of any other prior or subsequent breach of this Stipulation.
15.20    Any action arising under or to enforce this Stipulation, the Settlement or any portion of this Stipulation or the Settlement, shall be commenced and maintained only in the Court. All Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement.
15.21    The Settling Parties may file this Stipulation and/or the Judgment or the Alternate Judgment in any action that may be brought to enforce the terms of this Stipulation, the Settlement and/or the Judgment or the Alternate Judgment. Defendants and/or the other Released Defendant Parties may file this Stipulation and/or the Judgment or the Alternate Judgment in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, statute of limitations, statute of repose, good faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim, or to effectuate any liability protection under any applicable insurance policy.
15.22    To the extent there are disputes regarding the interpretation of any term of this Stipulation, the Settling Parties will attempt to resolve any such dispute in good faith. If the Settling Parties fail to resolve the dispute, or in the event of a breach of the terms of the Settlement, any non-breaching Settling Party shall be entitled to bring an action seeking to enforce those provisions, and the exclusive forum for any such action shall be this Court.
15.23    This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that this Stipulation is the result of arm’s-length negotiations between the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation. Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, attorney-client privilege, joint defense privilege, or work product protection.
15.24    This Stipulation, its Exhibits, the Supplemental Agreement, and all documents necessary to effectuate it shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the Commonwealth of Pennsylvania. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the Commonwealth of Pennsylvania without giving effect to its choice-of-law principles, except to the extent that federal law requires that federal law govern.
15.25    Each counsel or other Person executing this Stipulation, its Exhibits, the Supplemental Agreement, or any related Settlement document, on behalf of any Settling Party hereto hereby warrants that such Person has the full authority to do so, and that such Person has the authority to take appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms, without requiring additional consent, approval, or authorization of any other Person, board, entity, tribunal, or other regulatory or governmental authority.
15.26    This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with the Court.
15.27    Whether or not the Settlement is approved by the Court and whether or not the Settlement is consummated, the Effective Date occurs, the Settling Parties and their counsel agree to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with the Stipulation confidential.
IN WITNESS WHEREOF, the parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, dated February 26, 2024.
ROBBINS GELLER RUDMAN & DOWD LLP
DOUGLAS R. BRITTON (admitted pro hac vice)
KEVIN A. LAVELLE (admitted pro hac vice)
JOSEPH J. TULL (admitted pro hac vice)

/s/ Douglas R. Britton
DOUGLAS R. BRITTON

655 West Broadway, Suite 1900
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)
dougb@rgrdlaw.com
klavelle@rgrdlaw.com
jtull@rgrdlaw.com

Lead Counsel for Lead Plaintiffs

KESSLER TOPAZ MELTZER
& CHECK, LLP
ANDREW L. ZIVITZ (PA #76554)
HELEN J. BASS (PA # 330646)
280 King of Prussia Road
Radnor, PA 19087
Telephone: 610/667-7706
610/667-7056 (fax)
azivitz@ktmc.com
hbass@ktmc.com

Local Counsel for Lead Plaintiffs

WILLKIE FARR & GALLAGHER LLP
TODD G. COSENZA (admitted pro hac vice)
ZEH S. EKONO (admitted pro hac vice)
VINCENT P. IANNECE (admitted pro hac vice)

/s/ Todd G. Cosenza
TODD G. COSENZA

787 Seventh Avenue
New York, NY 10019-6099
Telephone: 212/728-8000 tcosenza@willkie.com
zekono@willkie.com
viannece@willkie.com

SAXTON & STUMP
STEVEN D. COSTELLO (PA #37822)
100 Deerfield Lane, Suite 240
Malvern, PA 19355
Telephone: 484/328-8500 sdc@saxtonstump.com

Attorneys for the AdaptHealth Defendants

KRAMER LEVIN NAFTALIS & FRANKEL LLP
DANI R. JAMES (admitted pro hac vice)
MARJORIE E. SHELDON (admitted pro hac vice)
RYAN GANDER (admitted pro hac vice)

/s/ Dani R. James
DANI R. JAMES

1177 Avenue of the Americas
New York, NY 10036
Telephone: 212/715-9100
djames@kramerlevin.com
msheldon@kramerlevin.com
rgander@kramerlevin.com

GRIESING MAZZEO LAW, LLC
FRANCINE FRIEDMAN GRIESING (PA #48982)
MELISSA HAZELL DAVIS (PA #318298)
1880 John F. Kennedy Boulevard, Suite 1800
Philadelphia, PA 19103
Telephone: 215/618-3720
fgriesing@griesingmazzeo.com
mdavis@griesingmazzeo.com

Attorneys for Defendant Luke McGee